                                                                   Exhibit 10.57



                        RESOLUTIONS OF THE BOARD OF DIRECTORS
                                 OF LG&E ENERGY CORP.

                      RE: AMENDMENT OF NONQUALIFIED SAVINGS PLAN

                                  DECEMBER 6, 1995

THE COMPANY DESIRES TO AMEND THE LG&E ENERGY CORP. NONQUALIFIED SAVINGS PLAN (THE "PLAN") TO ADD PROVISIONS FOR THE REIMBURSEMENT OF PARTICIPANT EXPENSES AND PROVISIONS CONCERNING A CHANGE IN CONTROL. THE FOLLOWING RESOLUTIONS AUTHORIZE AND APPROVE THESE AMENDMENTS.

    WHEREAS, LG&E Energy Corp. (the "Company"), adopted the LG&E Energy Corp. Nonqualified Savings Plan (hereinafter referred to as the "Plan") effective January 1, 1992; and

    WHEREAS, the Company reserved the right in Article 11 of the Plan to amend the Plan by action of its Board of Directors; and

    WHEREAS, the Company is now desirous of amending the Plan to make certain substantive and technical changes therein;

    NOW, THEREFORE, BE IT RESOLVED, that the Plan is amended, effective January 1, 1995, as follows:

    1.   Article 11 is hereby amended by the addition of the following
         Section 11.10 at the conclusion thereof, to read as follows:

         "Section 11.10 REIMBURSEMENT OF PARTICIPANT EXPENSES. Upon submission of proper documentation, the Company and any successor employer shall reimburse a Participant for all reasonable legal fees and expenses actually incurred in the enforcement or attempted enforcement of rights under this Plan, without regard to the success of any such attempt."

    2. The Plan is amended by the addition of the following Article 12 at the conclusion thereof, to read as follows:

                                     "ARTICLE 12

                      PROVISIONS CONCERNING A CHANGE IN CONTROL


         "Section 12.1 DEFINITION. For purposes of this Plan, a 'Change in Control' shall mean the occurrence of any of the following events:

              "(1) an acquisition (other than directly from the Company)
                   of any securities of the Company entitled generally to vote on the election of directors ('Voting Securities') by any 'Person' (as the term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (the '1934 Act') immediately after which such Person has Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifteen percent (15%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a 'Non-Control Acquisition' (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.  A
                    Non-Control Acquisition' shall mean an acquisition by
                   (1) an employee benefit plan (or a trust forming a part
                   thereof) maintained by (a) the Company, or (b) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company, or (2) the Company or any subsidiary.

              "(2) the individuals who are members of the Board cease for any reason to constitute at least two-thirds (2/3) of the Board; provided, however, that if the election or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds (2/3) of the incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the incumbent Board;
                   provided, further, however, that no individual shall be considered a member of the incumbent Board if such individual initially assumed office as a result of either an actual or threatened 'Election Contest' (as described in Rule 14a-11 promulgated under the 1934
                   Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a 'Proxy Contest') including by reason of an agreement intended to avoid or settle any Election Contest or Proxy Contest; or

              "(3) Approval by stockholders of the Company of (1) a
                   merger, consolidation or reorganization involving the Company, unless (i) the stockholders of the Company immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the 'Surviving Corporation') in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and (ii) the individuals who were members of the incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds (2/3) of the members of the board of directors of the Surviving Corporation; (2) a complete liquidation or dissolution of the Company; or (3) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary.)

              "Notwithstanding the preceding clauses (1), (2) and (3), a Change in Control shall not be deemed to occur solely because any Person (the 'Subject Person') acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

         "Section 12.2 RESTRICTIONS. Upon the occurrence of a Change in Control, no reductions may be made in the interest credited to a Participant's Bookkeeping Account. Further, no changes may be made in the form or timing of Plan distributions upon the occurrence of a Change in Control."

    FURTHER RESOLVED, that the officers of the Company be and they are hereby authorized, directed and empowered to do any and all things and acts necessary or in their judgment advisable in order to carry out the tenor and effect of the foregoing resolutions.